Exhibit 10.17

CONTRACT

FOR THE SUPPLY OF

MicroIR™ IMAGING MODULES

between

FLIR Systems AB

Rinkebyvagen 19

Danderyd

Sweden

and

BAE SYSTEMS

Information and Electronic Systems Integration Inc.

2 Forbes Road

Lexington, Massachusetts 02421-7306

United States of America

CONTRACT FOR THE SUPPLY OF MicroIR™ IMAGING MODULES

This is a Contract (“The Contract”) by and between FLIR Systems AB, (hereinafter called the “Buyer”), having a place of business at Rinkebyvagen 19, Danderyd, Sweden, BAE SYSTEMS Information and Electronic Systems Integration Inc. (hereinafter called the “Seller”), having a place of business at 2 Forbes Road, Lexington, MA 02421-7306, United States of America. The Buyer and the Seller may be collectively referred to herein as the “Parties”, and each may be referred to herein as a “Party”. The Contract replaces and supercedes the contract for the supply of MicroIR™ Mictobolometer Modules between the Buyer and Sanders, a Lockheed Martin Company, IR Imaging Systems that was entered into on 9 November, 2000 and all Amendments thereto.

WHEREAS, on 14 September, 1999 the Parties or their predecessors entered into a Cooperative Development Agreement for the purpose and object of designing and providing improved and lower cost modules for, and producing thermal imaging systems based on, MicroIR™ IMAGING MODULES, (hereinafter defined), developed by the Seller, and

WHEREAS, the Buyer and the Seller or their predecessors have previously entered into contracts for the manufacture and sale of uncooled imaging modules; and

WHEREAS, the Buyer seeks to purchase MicroIR™ IMAGING MODULES for the purpose of application to products of the Buyer,

NOW, THEREFORE, the Buyer and the Seller agree as follows:

The Seller shall sell, and the Buyer shall purchase MicroIR™ IMAGING MODULES, in accordance with the Terms and Conditions herein set forth. The Contract is executed in duplicate originals, of which one shall remain with the Buyer and the other with the Seller. The Contract shall become effective as of the later date set forth hereunder.

IN WITNESS WHEREOF, the Buyer and the Seller have caused this contract to be executed by their duly authorized representatives as of the day and year last written below.

BAE SYSTEMS Information and Electronic Systems Integration Inc.		FLIR Systems AB

by	/s/ Michael P. Mawn	by	/s/ Arne Almerfors
Title	Manager of Contracts	Title	Man. Dir
Date	26 June 2002	Date	2002 07 04

In consideration of the exclusivity granted by the Seller to FLIR Systems AB hereunder, and in further consideration of the mutual benefits to be derived from the performance of this Contract, FLIR Systems, Inc., as parent corporation of FLIR Systems AB, hereby agrees to be bound by the provisions of Article 3, EXCLUSIVITY, hereof.

by	/s/ Arne Almerfors
Title	Exec. Vice President
Date	2002 07 04

CONTRACT INDEX

ITEM		PAGE

COVER		1

SIGNATURE PAGE		2

CONTRACT INDEX		3

TERMS AND CONDITIONS

PREAMBLE		4

ARTICLE 1	DEFINITIONS	4

ARTICLE 2	DELIVERABLE ITEMS AND PRICES, OPTION, ACCEPTANCE TESTING; DELIVERY SCHEDULE, JUST-IN-TIME SCHEDULING, SHIPMENT AND TRANSFER OF TITLE; SELLER’S INVOICES AND BUYER’S PAYMENTS; NO SET OFF	5

ARTICLE 3	EXCLUSIVITY	7

ARTICLE 4	EXPORT LICENSES	10

ARTICLE 5	EXCUSABLE DELAYS	10

ARTICLE 6	WARRANTY	10

ARTICLE 7	LIQUIDATED DAMAGES	12

ARTICLE 8	LIMITATION OF LIABILITY	12

ARTICLE 9	NOTICES	13

ARTICLE 10	ASSIGNMENT	13

ARTICLE 11	COMPLIANCE WITH U. S. A. LAW	13

ARTICLE 12	CONFIDENTIALITY	14

ARTICLE 13	ADVERTISING	14

ARTICLE 14	LAW	14

ARTICLE 15	ARBITRATION	14

ARTICLE 16	TERMINATION AND CANCELLATION	14

ARTICLE 17	LANGUAGE	15

ARTICLE 18	CONFIGURATION MANAGEMENT; BUYER’S PARTICIPATION IN PRODUCTION AND INSPECTION SYSTEM AUDITS; RELEASE OF INFORMATION	15

ARTICLE 19	GENERAL	16

EXHIBIT A	MicroIR™ IMAGING MODULE SPECIFICATION and INTERFACE CONTROL DOCUMENTS	A1

EXHIBIT B	ACCEPTANCE TEST PROCEDURE	B1

EXHIBIT C	CONTRACT DELIVERY SCHEDULE	C1

EXHIBIT D	BUYER FURNISHED DATA	D1

TERMS AND CONDITIONS

PREAMBLE

The Contract consists of the Cover Page, the Signature Page and the Index, plus the Terms and Conditions in the Articles hereinafter set forth. If any supporting data such as a Statement of Work, a work performance schedule, specifications, drawings or other such documents are applicable to The Contract, they are provided herein as the Exhibits identified in the Index. Conflicts, if any, among the following parts of The Contract shall be resolved by taking them in this order of precedence: (i) the Terms and Conditions; and (ii) the Exhibits.

Article 1    DEFINITIONS.

1.1    The Buyer as used herein shall mean FLIR Systems AB

1.2    The Seller as used herein shall mean BAE SYSTEMS Information and Electronic Systems Integration Inc.

1.3    MicroIR™ IMAGING MODULE as used herein shall mean the SIM300 H/L devices described in the Specification set forth in Exhibit A, attached, or any later or modified version of such technical Specification on which the parties shall mutually agree in writing and consisting of a microbolometer focal plane array in a vacuum package with external electronics.

1.4    SURVEILLANCE AND PERIMETER SECURITY SYSTEMS as used herein shall mean imaging cameras or observation systems used to detect intrusion, or to otherwise provide protection or security at the facilities where such systems are located. Weapon- and vehicle-mounted systems are excluded from this definition.

1.5    THERMOGRAPHY as used herein shall mean the use of thermal imaging systems to determine the radiometric temperature of items and portions of items in an imaged scene without direct physical contact to those items. Such information, often displayed as a picture or pseudo-color picture, is used in a wide variety of industrial applications.

1.6    FIREFIGHTING MARKET as used herein shall comprise all industrial, municipal, State, Provincial and National Government (but not military) entities engaged in fire fighting, fire prevention, fire suppression and remediation operations in which the equipment is man-portable and is designed to perform at external case temperatures exceeding 70 degrees Centigrade.

Article 2	DELIVERABLE ITEMS AND PRICES, ACCEPTANCE TESTING; DELIVERY SCHEDULE, JUST-IN-TIME SCHEDULING, SHIPMENT AND TRANSFER OF TITLE; SELLER’S INVOICES AND BUYER’S PAYMENTS, NO SET OFF.

2.1 DELIVERABLE ITEMS, AND PRICES

The items to be delivered hereunder are identified in Table 2.1-1, below.

TABLE 2.1-1 DELIVERABLE ITEMS

MicroIR™ IMAGING MODULES

SIM300 Low			SIM300 High
Unit Price	Quantity	Extended Price	Unit Price	Quantity	Extended Price
[**]	First [**]	[**]	[**]	First [**]	[**]
[**]	Next [**]	[**]	[**]	Next [**]	[**]

All U. S. A. taxes are included in the prices in Table 2.1-1. All taxes, duties, fees or assessments of any nature levied against the Seller by any governmental authority except the U. S. A. in connection with The Contract shall be the responsibility of the Buyer, and shall be paid by the Buyer directly to the governmental authority concerned. Prices do not include freight and insurance charges associated with transportation beyond the FCA point, which shall be paid by the Buyer.

2.1.2 OPTION

The Buyer shall have the option, exercisable by no later than [**], to increase the quantity of SIM 300 Low MicroIR™ IMAGING MODULES ordered hereunder by [**] units at a unit price of [**]. Should the Buyer exercise this option, deliveries thereunder shall commence in the last month of the scheduled delivery shown in Exhibit C hereto. The Buyer shall specify the rate of delivery which shall be no fewer than [**] units per month nor more than [**] units per month.

2.2 ACCEPTANCE TESTING

Prior to delivery of the MicroIR™ IMAGING MODULES hereunder, the Seller shall perform on each unit Acceptance Tests described in the document Uncooled Imaging Module Acceptance Test Procedure set forth in Exhibit B hereto, and each unit shall be required to pass the test. The tests may be witnessed on a non-interference basis by designated employees of the Buyer. Whether or not so witnessed, the tests shall be considered as the final acceptance tests on the units, and the Seller shall prepare, and either certify and deliver with the units, copies of the test data, or make such data available to Buyer on Seller’s web site. The Seller when requested by the Buyer, shall provide approximate dates for scheduled acceptance testing of units, and shall coordinate with the Buyer any visits for the purpose of witnessing tests.

2.3 DELIVERY SCHEDULE; JUST-IN-TIME SCHEDULING; SHIPMENT AND TRANSFER OF TITLE.

2.3.1 DELIVERY SCHEDULE.

The Seller shall deliver the Items hereunder to the Buyer in accordance with the Contract Delivery Schedule, Exhibit C hereto.

[**]    Information omitted pursuant to 17 C.F.R. (S) 240.24b-2

2.3.2 JUST-IN-TIME SCHEDULING. (Base quantity)

The Buyer may elect to increase the quantity of units scheduled for any month by up to 15% of the units scheduled for such month

In the event of increases, the cumulative impact of such increases shall not operate to increase the quantities shown for any month in the Contract Delivery Schedule by more than 30%, provided that the cumulative acceleration in any two consecutive months shall not exceed 15% of the scheduled deliveries.

Any such increases in delivery schedule shall require four months written notice in advance in the case of schedule acceleration and three months written notice in advance in the case of schedule deceleration.

2.3.3 CONVERSION

The Buyer may require the conversion of up to 25% of the SIM300 low units scheduled for any month in the original contract delivery schedule, to SIM300 high units for delivery in the same month. Any such change shall require six months written notice in advance. Seller shall exert its best efforts to reduce the lead time for any such conversion if Buyer so requests.

2.3.4 SHIPMENT AND TRANSFER OF TITLE.

All Shipments by the Seller hereunder shall be made FCA Logan International Airport, Boston, Massachusetts, U.S.A., in accordance with the definition and provisions of the term “FCA” set forth in INCOTERMS, except that the Buyer shall be responsible hereunder to obtain all necessary export licenses. Title to the MicroIR™ IMAGING MODULES deliverable hereunder shall pass to the Buyer at the FCA point, i. e., on delivery to the carrier at Logan International Airport, Boston, Massachusetts, U.S.A.

2.4 SELLER’S INVOICES AND BUYER’S PAYMENTS.

2.4.1 INVOICES. The Seller shall submit invoices to the Buyer upon shipment of the items listed in Table 2.1-1 hereof, in the amount determined by multiplying the Unit Price by the number of Units shipped. The Seller shall calculate any amounts due to the Buyer pursuant to Article 7, “Liquidated Damages”, hereof, on a quarterly basis and issue a credit to the Buyer, if due. The Buyer shall pay to the Seller the amount of each Seller’s invoice within 60 days of the date of the invoice. The Seller shall transmit this invoice to the address set forth below: (i) by telefax on the date of the invoice; and (ii) by mail or express delivery service on the date of the invoice or on the next business day thereafter. The package shall contain an original and three copies of the invoice and any attachments required hereunder.

FLIR Systems AB

BOX 3, S-182 11

Danderyd

Sweden

Attention: Ms. Åsa Skärebo, Accounting Department.

Telephone: 46 8 753 25 18

FAX: 46 8 753 07 17

2.4.2 PAYMENTS.

The Buyer shall make payment to the Seller by wire transfer of U. S. Dollars to the account set forth below.

Citibank, NY, 111 Wall Street, New York, NY, 10043

ABA Routing No: [**]

Payee Name: BAE SYSTEMS

Account No: [**]

By Order of (————) (Customer)

Reference (————) (BAE SYSTEMS Invoice No.)

2.5 NO SET-OFF.

The Buyer shall not set off any amount owed by the Seller or any of its affiliated companies to the Buyer against any amount owed by the Buyer to the Seller under The Contract.

Article 3 EXCLUSIVITY

3.1 During the period of delivery of the MicroIR™ IMAGING MODULES ordered hereunder, the Buyer shall have limited exclusivity in the commercial marketplace, as defined in this Article 3, with respect to the marketing of Infrared Thermal Imaging Systems containing MicroIR™ IMAGING MODULES therein.

3.2 During the period of performance hereof, the Seller agrees not to provide or to deliver uncooled microbolometer technology or MicroIR™ IMAGING MODULES or uncooled microbolometer detector arrays or any information similar thereto, to any of the following companies; provided that the Seller shall have the right to sell to or to cooperate with any company in connection with any military or space program

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[**]    Information omitted pursuant to 17 C.F.R. (S) 240.24b-2

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[**]	Information omitted pursuant to 17 C.F.R. (S) 240.24b-2

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3.3 The Buyer shall have exclusivity (a) which shall be limited to the industrial/commercial marketplace for THERMOGRAPHY; however, (b) the Seller shall have the right to sell into the FIREFIGHTING MARKET.

3.4 The Buyer shall have the non-exclusive right to sell to all other markets, except that the Buyer shall have no right to and shall not, without the prior written consent of the Seller, sell products which include the Seller’s MicroIR™ IMAGING MODULES where [**]

3.5 The Buyer shall not, without the prior written consent of the Seller, sell or otherwise provide to any person or organization MicroIR™ IMAGING MODULES that are not part of a camera or system of the Buyer, except for repair or replacement.

3.6 Except for contracts existing on 14 September, 1999, the Buyer agrees not to start any negotiations or cooperation or to take deliveries of uncooled infrared focal plane arrays from any source, provided that Buyer may acquire no more than two uncooled infrared cameras from any one camera supplier for the sole purpose of evaluating and/or comparing the quality and performance of its products against the products of its competitors. The Buyer shall inform the Seller of any such acquisition and, to the extent not precluded by contract, the Buyer shall share the results of such comparisons with the Seller.

3.7 The Buyer shall not sell products which include MicroIR™ IMAGING MODULES for any of the following fields of use (which are excluded from the License Agreement between the Seller and Honeywell, Inc.):

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[**]    Information omitted pursuant to 17 C.F.R. (S) 240.24b-2

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Article 4 EXPORT LICENSES

The Buyer is advised that the MicroIR™ IMAGING MODULES deliverable under The Contract are controlled in Category XII of the U. S. Munitions List in the International Traffic in Arms Regulations (ITAR). As such, the export of the deliverable items hereunder requires approval from the United States Government. The Buyer shall obtain or cause to be obtained all necessary export approvals from the U.S. Government. In addition, the Buyer shall, with respect to exports from Sweden of products containing Seller’s MicroIR™ IMAGING MODULES treat such re-exports in a manner that is in full compliance with applicable U. S. laws and regulations.

Any impact on the Seller due to delay in obtaining an Export License by the Buyer shall be negotiated by the parties not later than fifteen (15) days following scheduled delivery.

Article 5 EXCUSABLE DELAYS

The Seller shall not be liable for delays in delivery due to causes beyond the Seller’s control and without the Seller’s fault or negligence, including, but not limited to: acts of God; natural disasters, fire, floods, explosions or earthquakes; epidemics or quarantine restrictions; serious accidents; any act of civil or military authority; war, insurrection or riot; and labor disputes; providing that in such cases the Seller exercises due diligence in promptly notifying the Buyer in writing of any known or anticipated delay, and recommences the performance of its obligation on cessation of the delay.

Whatever the cause of any known or anticipated delay, the Seller shall be responsible for informing the Buyer of the reason therefor, and when the Seller expects to proceed with its obligations.

In the event of any such delay, the date of delivery or performance hereunder shall be extended by a period equal to the time loss by reason of such delay. In the event the Seller’s production is curtailed for any of the above reasons, the Seller may allocate its production among its various customers in a commercially fair and reasonable manner.

Article 6 WARRANTY

6.1 The Seller warrants that MicroIR™ IMAGING MODULES (hereinafter, the “goods”) delivered under The Contract shall be free from defects in material and workmanship under normal use and service, for a period of 15 months after delivery of the goods to the FCA point.

[**]	Information omitted pursuant to 17 C.F.R. (S) 240.24b-2

6.2 The Seller warrants that goods delivered under The Contract shall be in conformity with the Uncooled Imaging Module Specification set forth in, Exhibit A, hereto, for a period of 90 days after delivery of the goods to the FCA point, except as follows:

(a)	The vacuum life shall be warranted for a period of five years from the day of delivery of any item, provided that no warranty of vacuum life shall apply unless the module is operated in an environment that has an ambient temperature of [**] and/or is stored at a temperature between the minimum storage temperature and [**].

(b)	The MicroIR™ IMAGING MODULE performance under normal use and service shall be such that for [**] months after delivery there shall be no more than [**] new unsubstituted nonoperable pixels (NOP). A nonoperable pixel is defined as one that produces a signal that differs by more than [**] from the median of the signal from each of its [**] nearest neighboring pixels when imaging an object having a temperature of [**] and operating in an ambient environment with a temperature of [**].

6.3 If, during the warranty periods of paragraphs 6.1. and 6.2 hereof, (i) the Seller is notified promptly in writing upon delivery of any defect described therein in the goods, including a detailed description of such defect; (ii) such goods are returned to the Seller transportation prepaid; and (iii) the Seller’s examination of such goods discloses to the Seller’s satisfaction that such goods are defective and such defects are not caused by accident, abuse, misuse, neglect, alteration, improper installation, repair or alteration by someone other than the Seller, improper testing, or use contrary to any instructions issued by the Seller, then within eight weeks after the arrival of the returned defective goods at the Seller’s plant the Seller shall (at its sole option) either repair or replace such goods. The Seller shall return any goods repaired or replaced under this warranty to the Buyer transportation prepaid. Prior to any return of goods by the Buyer pursuant to this Article, the Buyer shall afford the Seller the opportunity to inspect such goods at the Buyer’s location. In any event, the Seller shall issue a Return Material Authorization to the Buyer prior to any return of goods to the Seller by the Buyer.

6.4 With respect to the time of notice of a defect, the following special provisions shall apply:

(a)	If a defect is discovered during the first 90 days of the initial warranty period, and if the Buyer has not delivered the item in question, incorporated into the Buyer’s product, to a customer of the Buyer, the Buyer and the Seller shall proceed as in paragraph 6.3, above. If a warranted defect is confirmed and the item is repaired or replaced under the warranty, the item returned by the Seller to the Buyer shall bear the warranty for an new initial period in accordance with paragraph 6.1 or 6.2, as applicable.

(b)	If a defect under paragraph 6.1 is discovered after the first 90 days of the initial warranty period, or if the Buyer has delivered a defective item, incorporated into the Buyer’s product, to a customer of the Buyer, the Buyer and the Seller shall proceed as in paragraph 6.3, above. If a warranted defect is confirmed and the item is repaired or replaced under the warranty, the warranty period for the item shall be extended by the amount of time between the Buyer’s notice of defect and the Seller’s return of the item to the Buyer at the FCA point.

6.5 The foregoing warranty constitutes the Seller’s exclusive liability, and the exclusive remedy of the Buyer, for any breach of any warranty or other nonconformity of the goods covered by The Contract.

[**]	Information omitted pursuant to 17 C.F.R. (S) 240.24b-2

6.6 THIS WARRANTY IS EXCLUSIVE, AND IN LEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

6.7 PRODUCT SUPPORT (not covered by WARRANTY)

Seller agrees to provide product support and to supply spare parts to Buyer for the MicroIR™ IMAGING MODULE during the Term of this Agreement and for a period of five (5) years from the date of delivery of the last MicroIR™ IMAGING MODULE ordered hereunder. Seller shall provide a price list for such evaluation and repair or replacement concurrent with the first production delivery called for in the Contract Delivery Schedule, Exhibit C hereto, and shall update such price list periodically.

Article 7 LIQUIDATED DAMAGES.

The Seller guarantees delivery of the MicroIR™ IMAGING MODULES in accordance with the Contract Delivery Schedule set forth in Exhibit C hereto. It is agreed by the parties that if actual damages arise by reason of the Seller’s delay in delivery, such damages would be difficult to determine accurately. Therefore, beginning with deliveries scheduled for July, 2001, the Seller agrees that in the event that the delivery of MicroIR™ IMAGING MODULES is delayed for more than one full calendar week beyond a grace period of three (3) weeks after such guaranteed delivery time for other than excusable causes as defined in Article 5, “Excusable Delays” hereof, the Seller shall pay to the Buyer as fixed, agreed and liquidated damages for each additional full calendar week beyond said grace period in making delivery, one-quarter of one percent (0.25%) of the Contract Unit price of the delayed MicroIR™ IMAGING MODULE per full calendar week of delay, and the Seller shall be liable for the amount thereof; PROVIDED, that the Seller’s liability under this Article is limited to two and three-tenths percent (2.3.%) of the Contract Unit price of such delayed MicroIR™ IMAGING MODULE. Seller’s payment of liquidated damages, as herein provided, shall be the Buyer’s sole remedy for delays due to causes for which the Seller is responsible under this Contract.

Article 8 LIMITATION OF LIABILITY

8.1 The total liability of the Seller for any and all claims, whether in contract, warranty, tort or otherwise, arising out of, connected with or resulting from the performance or non-performance of The Contract, or from the manufacture, sale, delivery, resale, repair, replacement or use of any product or the furnishing of any service, shall not exceed the unit price of the product or service that gives rise to the claim. This liability limitation specifically applies to, but is not limited to, those liabilities of the Seller that may arise from claims under the provisions of Article 6 of The Contract entitled “Warranty” and Article 7 of The Contract entitled, “Liquidated Damages”. Except as to title, any such liability shall terminate upon expiration of the warranty period for the last warranted Item delivered hereunder.

8.2 IN NO EVENT SHALL THE SELLER BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE SELLER’S PERFORMANCE OR FAILURE TO PERFORM UNDER THE CONTRACT, OR THE FURNISHING, PERFORMANCE, OR USE OF ANY GOODS OR SERVICES SOLD PURSUANT HERETO, WHETHER DUE TO A BREACH OF CONTRACT, BREACH OF WARRANTY, THE NEGLIGENCE OF THE SELLER, OR OTHERWISE.

Article 9 NOTICES

9.1 Any notice, request, or correspondence of either the Buyer or the Seller to the other with reference to The Contractor shall be in the English language.

9.2 Buyer’s address for notices from the Seller shall be as follows:

FLIR Systems AB

BOX 3, S-182 11

Danderyd

Sweden

  Attention:  Mr. Arne Almerfors

Managing Director

  Telephone: 46 8 753 25 10

FAX: 46 8 753 07 17

9.3 Seller’s address for notices from the Buyer shall be as follows:

BAE SYSTEMS

Information and Electronic Systems Integration Inc.

2 Forbes Road

Lexington, MA 02421-7306

  Attention: Mr. John J. Ainley

Contracts Manager, M/S 112

  Telephone: 781-863-3767

FAX: 781-863-4893

Article 10 ASSIGNMENT

10.1 Neither the Buyer nor the Seller may assign its rights under The Contract without the prior written consent of the other, and any purported assignment without such consent shall have no force or effect. Such consent shall not be unreasonably withheld.

10.2 Such consent shall not be required in the case where the assignment is to be made to a successor-in-interest to that part of the business of the assignor that includes The Contract, provided that the successor-in-interest agrees to be bound by the obligations hereunder of the assignor.

Article 11 COMPLIANCE WITH U.S.A. LAW

The parties’ performance under The Contract shall comply with the federal, state and local laws and regulations of the U. S. A.

Article 12 CONFIDENTIALITY

The Buyer and the Seller agree that The Contract and performance hereunder will be kept confidential and will be dealt with in accordance with each party’s usual procedures relating to proprietary information. No publicity will be released by either the Buyer or the Seller without the prior written consent of the other.

Article 13 ADVERTISING

Neither the Buyer nor the Seller shall make use of the other’s name for publicity purposes, and neither shall use any information or news contained in or connected with The Contract unless the other has given its written consent.

Article 14 LAW

The Contract shall be governed by the laws of the Commonwealth of Massachusetts and of the United States of America as to all matters of interpretation, performance and remedies insofar as such law is existent and can or will be applied in the jurisdiction in which either the Buyer or the Seller may seek adjudication of any such matter.

Article 15 ARBITRATION

In the event that disputes arise under the terms of The Contract on which there is continuing disagreement for more than thirty (30) days, either the Buyer or the Seller may elect by a thirty (30) days Notice in writing, to submit the matter to Arbitration. If the dispute is not settled within said thirty (30) day period of such Notice, the following shall apply to such Arbitration which shall be the exclusive mechanism for resolution of disputes hereunder should the Buyer and the Seller be unable amicably to resolve such disputes.

(a)	The Arbitration shall be conducted in London, England.

(b)	The Arbitration shall be conducted under the Rules of Conciliation and Arbitration of the International Chamber of Commerce.

(c)	The costs of the Arbitration shall be distributed equally between the Buyer and the Seller, and each shall otherwise bear its own additional or other expenses and fees.

(d)	The Decision of the Arbitration Tribunal shall be binding on the Buyer and the Seller, and such Decision shall be enforceable in any Court having jurisdiction of the party against whom any such decision or award is granted.

Article 16 TERMINATION AND CANCELLATION

16.1 The Contract may be terminated, as hereinafter provided, by either party for material breach or default of the terms or conditions hereof. In the event of such termination a sixty-day Notice in writing setting forth the breach or default shall be provided; however, should the party receiving the Notice correct said breach or default complained of during said sixty-day period, then the Notice shall be considered null and void as if the same had not been sent.

16.2 The Contract shall be automatically canceled in the event of bankruptcy, voluntary or involuntary winding up, the appointment of a receiver of the assets or business, making of an assignment for the benefit of creditors, or the termination of the operation of the business of either the Buyer or the Seller. Any such cancellation shall be considered a material breach of contract.

16.3 In the event of termination or cancellation of The Contract for any reason, the obligations of the Buyer and the Seller to comply with the terms and conditions of The Contract shall continue up to the effective date of such termination.

16.4 Termination or cancellation of The Contract shall not affect obligations of confidentially assumed hereunder by either the Buyer or the Seller.

Article 17 LANGUAGE

The English Language shall be used in all communications between the Seller and the Buyer relating to The Contract.

Article 18 CONFIGURATION MANAGEMENT; BUYER’S PARTICIPATION IN PRODUCTION AND INSPECTION SYSTEM AUDITS; RELEASE OF INFORMATION.

18.1 CONFIGURATION MANAGEMENT. The Seller shall maintain a configuration management system for control of changes in the MicroIRTM IMAGING MODULE. Subject to paragraph 18.3, below, the Seller shall provide copies of all Engineering Change Orders (ECOs) to the Buyer as they are approved by the Seller’s Configuration Review Board (CRB). The Seller shall forward minor changes (class II ECO’s) to the Buyer in the Seller’s format for the Buyer’s information. The Seller shall forward major changes (class I ECO’s) to the Buyer for approval. The Seller shall classify class I ECO’s as “Routine” or “Urgent”. “Routine” ECO’s shall be approved within 60 calendar days of the date sent. If the Buyer fails to respond within this time, the Seller may assume the Buyer’s approval. For “Urgent” ECOs, the disposition time limit shall be 20 calendar days.

The Seller shall at its option prepare and submit proposals for equitable adjustment of the contract price, delivery and other terms for any ECO activity arising from Buyer-initiated changes, including those due to the needs of the Buyer’s vendors. The Seller shall include rough-order-of-magnitude estimates of price impact with the initial technical proposals, and follow with formal price proposals if the Buyer decides to go forward.

18.2 BUYER’S PARTICIPATION IN PRODUCTION AND INSPECTION SYSTEM AUDITS.

The Buyer may, during the period of performance of The Contract, participate in inspections and conduct on-site audits of the Seller’s procedures that govern the production and inspection thereunder. The Buyer shall make arrangements with the Seller in advance of such participation and conduct of audits. The activities shall be conducted on a non-interference basis at reasonable and mutually accepted times and intervals. The Seller should provide sufficient details concerning status of work in progress and vendor material deliveries for the Buyer to determine the integrity of the Contract Delivery Schedule. The Seller shall provide suitable office arrangements for one on-site resident Buyer representative. If the representative is a foreign national, special restrictions on access will apply.

18.3 RELEASE OF INFORMATION. The Seller shall not, in connection with the activities identified in this Article, be required to divulge information about its MicroIRTM IMAGING MODULES for which U. S. Government regulations require export approval.

On or before 30 May 2002, the Buyer shall provide to the Seller the data and software listed in Exhibit D hereto for potential use and sale in Seller’s uncooled microbolometer products. All data shall be provided in the English language.

Article 19 GENERAL

19.1 The headings and titles to and within the Articles of The Contract are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

19.2 No cancellation, modification, amendment, deletion, addition or other change in The Contract or any provision hereof or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in writing and signed by the Buyer and the Seller. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

19.3 The Buyer may use its standard purchase order forms in the administration of The Contract. The Buyer and the Seller agree that such use is only for the administrative convenience of the Buyer and that no provisions on the face or reverse of such forms or the Buyer’s attachments thereto shall have any effect on The Contract or the subject matter of the purchase order except as required to identify The Contract and the purchase order.

19.4 The Contract contains the entire agreement between the Parties concerning production and delivery of MicroIRTM IMAGING MODULES in the quantities described herein, and supersedes any previous understanding, commitment or agreement, oral or written, with respect thereto.

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EXHIBIT A

MicroIRTM IMAGING MODULE

SIM300 L&H PHASE I SPECIFICATION

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[**]    Information omitted pursuant to 17 C.F.R. (S) 240.24b-2

EXHIBIT B

MicroIRTM IMAGING MODULE

SIM300 H&L PHASE I ACCEPTANCE TEST PROCEDURE,

[**]

[**]    Information omitted pursuant to 17 C.F.R (S) 240.24b-2

EXHIBIT C

CONTRACT DELIVERY SCHEDULE

Year	Month	L	Cum L	H	Cum H

	TOTALS	[**]		[**]

2001	Sept	[**]	[**]
	Oct	[**]	[**]
	Nov	[**]	[**]
	Dec	[**]	[**]

2002	Jan	[**]	[**]	[**]	[**]
	Feb	[**]	[**]	[**]	[**]
	Mar	[**]	[**]	[**]	[**]
	Apr	[**]	[**]	[**]	[**]
	May	[**]	[**]	[**]	[**]
	Jun	[**]	[**]	[**]	[**]
	Jul	[**]	[**]	[**]	[**]
	Aug	[**]	[**]	[**]	[**]
	Sept	[**]	[**]	[**]	[**]
	Oct	[**]	[**]	[**]	[**]
	Nov	[**]	[**]	[**]	[**]
	Dec	[**]	[**]	[**]	[**]

2003	Jan	[**]	[**]	[**]	[**]
	Feb	[**]	[**]	[**]	[**]
	Mar	[**]	[**]	[**]	[**]
	Apr	[**]	[**]	[**]	[**]
	May	[**]	[**]	[**]	[**]
	Jun	[**]	[**]	[**]	[**]
	Jul	[**]	[**]	[**]	[**]
	Aug	[**]	[**]	[**]	[**]
	Sep	[**]	[**]	[**]	[**]
	Oct	[**]	[**]	[**]	[**]
	Nov			[**]	[**]
	Dec			[**]	[**]

2004	Jan			[**]	[**]
	Feb			[**]	[**]
	Mar			[**]	[**]
	Apr			[**]	[**]
	May			[**]	[**]

[**]    Information omitted pursuant to 17 C.F.R. (S) 240.24b-2

EXHIBIT D

BUYER FURNISHED DATA

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[**]    Information omitted pursuant to 17 C.F.R. (S) 240.24b-2

EXHIBIT D BUYER FURNISHED DATA, cont’d.

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[**]    Information omitted pursuant to 17 C.F.R(s) 240.24b-2